Consent of Independent Accountants





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-27813) of Saks
Incorporated (formerly Proffitt's, Inc.) of our report dated June
15, 1999, relating to the financial statements of G.R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock
Ownership Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Birmingham, Alabama
June 29, 1999